EXHIBIT 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND THE

CHIEF FINANCIAL OFFICER OF REGIONS FINANCIAL CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

Each of the undersigned hereby certifies in his capacity as an officer of Regions Financial Corporation (the “Company”) that this Annual Report on Form 10-K for the period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: February 26, 2008

/s/ C. DOWD RITTER
C. Dowd Ritter
Chairman, President and Chief Executive Officer

DATE: February 26, 2008

/s/ ALTON E. YOTHER
Alton E. Yother
Senior Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Regions Financial Corporation and will be retained by Regions Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.